Exhibit 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54158) of Quaker Chemical Corporation of our report dated June 11, 1999, appearing on page 1 on this Form 11-K.



PricewaterhouseCoopers LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania
June 30, 1999